EXHIBIT 23B




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stein Mart, Inc. of our report dated February 14, 1997, which appears on page 13 of the 1996 Annual Report to Shareholders of Stein Mart, Inc., which is incorporated by reference in Stein Mart, Inc.'s Annual Report on Form 10-K for the year ended December 28, 1996.




   Price Waterhouse LLP

   Certified Public Accounts
   Orlando, Florida

   May 27, 1997